Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of Virco Mfg. Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his own knowledge:

•	The Quarterly Report of the Company on Form 10-Q for the period ended April 30, 2018, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: June 8, 2018

/s/ Robert A. Virtue
Robert A. Virtue
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

/s/ Robert E. Dose
Robert E. Dose
Vice President — Finance, Secretary and Treasurer
(Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Virco Mfg. Corporation and will be retained by Virco Mfg. Corporation and furnished to the Securities and Exchange Commission or its staff upon request.